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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Trinity Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2007
TO: Trinity Industries, Inc. Stockholders:
      Please join us for the 2007 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 7, 2007, at 9:00 a.m., Central Daylight Time.
      At the meeting, the stockholders will act on the following matters:

(1) Election of nine directors;

(2) Vote on an amendment to our Certificate of Incorporation, as amended, to increase the authorized shares of our Common Stock from 100,000,000 shares to 200,000,000 shares;

(3) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

(4) Any other matters that may properly come before the meeting.
      All stockholders of record at the close of business on March 23, 2007 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

MICHAEL G. FORTADO
Vice President and Corporate Secretary
April 5, 2007
YOUR VOTE IS IMPORTANT!
Please vote as promptly as possible by using the internet or telephone or by signing, dating and returning the enclosed proxy card to the address listed on the card.

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net
PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 7, 2007
       This Proxy Statement is being mailed on or about April 5, 2007 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 7, 2007, at 9:00 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.
      You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the Internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.
      The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares FOR the election of the nine nominees for Directors as listed below, FOR the approval of the amendment to the Company’s Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock from 100,000,000 shares to 200,000,000 shares, and FOR the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.
      The outstanding voting securities of the Company consist of shares of Common Stock, $1.00 par value per share. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on March 23, 2007. At that date, there were outstanding and entitled to vote 80,257,110 shares of Common Stock.
      The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.
      The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. The approval to increase the number of authorized shares of Common Stock requires the affirmative vote of the majority of the outstanding shares of Common Stock. The ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, votes withheld with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposals which are being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.
CORPORATE GOVERNANCE
      The business affairs of Trinity are managed under the direction of the Board of Directors (also sometimes referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring the senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies and plans; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2006. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, the chief accounting officer and the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to the Company’s chief executive officer, chief financial officer, chief accounting officer or a director. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations/ Governance” or in print upon written request to the Corporate Secretary.
      The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2006, the Board of Directors held five meetings. The Board also meets regularly in non-management executive sessions and selects the Presiding Director for the non-management executive sessions. Mr. Jess Hay currently serves in that capacity. In 2006, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. All of our directors were in attendance at the 2006 Annual Meeting.
Independence of Directors
      Pursuant to the New York Stock Exchange (the “NYSE”) listing standards, the Board of Directors has adopted a formal set of Categorical Standards of Director Independence to assist in making its determination with respect to director independence under the NYSE listing standards. The Categorical Standards are available on our website at www.trin.net under the headings “Investor Relations/Governance” or in print upon written request to the Corporate Secretary. The Categorical Standards set forth commercial and charitable relationships that will not be considered to be material relationships that would impair a director’s independence. The Board undertook its annual review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In making its determination the Board applied the Categorical Standards. In addition to applying the Categorical Standards, the Board considered transactions between our subsidiaries and subsidiaries of Austin Industries, Inc. for which Mr. Gafford serves as President and Chief Executive Officer. These transactions were made in the ordinary course of business in arms-length transactions and most were determined by competitive bids. The transactions involved the purchase from our subsidiaries of concrete, highway products and steel highway bridge girders. Mr. Gafford did not have a direct pecuniary interest in any of the transactions. The Board also considered that the son-in-law of Mr. Hay is employed by the Company in a non-executive officer capacity. As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the Categorical Standards: Rhys J. Best, David W. Biegler, Ronald J. Gafford, Clifford J. Grum, Ronald

W. Haddock, Jess T. Hay, Adrian Lajous, and Diana S. Natalicio; and that Timothy R. Wallace is not independent because of his employment as Chairman, President and Chief Executive Officer of the Company and that John L. Adams is not independent because of his previous employment with the Company.
Board Committees
      The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Finance and Risk Management Committee. Each of the committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the headings “Investor Relations/ Governance.” A copy of each charter is also available in print to stockholders upon written request addressed to the Corporate Secretary. Mr. Wallace, Chairman, President and Chief Executive Officer of the Company, does not serve on any Board Committee. Director membership of the committees is identified below:

Corporate
			Governance &	Finance &
			Directors	Risk
	Audit	Human Resources	Nominating	Management
Director	Committee	Committee	Committee	Committee

John L. Adams				*
Rhys J. Best				*
David W. Biegler	*		**	*
Ronald J. Gafford		**	*
Clifford J. Grum	**		*	*
Ronald W. Haddock	*	*
Jess T. Hay		*	*	**
Adrian Lajous	*			*
Diana S. Natalicio		*

*	Member

**	Chair

Audit Committee
      The Audit Committee’s function is to oversee the preparation of the Company’s financial statements and related disclosures; the qualifications, independence and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; and the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics. In carrying out its function, the Audit Committee reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures, reviews with management compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, summaries of officer travel and entertainment reports, and performs such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2006. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Clifford J. Grum, Chair of the Committee, Mr. David W. Biegler and Mr. Ronald W. Haddock are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Finance and Risk Management Committee
      The duties of the Finance and Risk Management Committee generally are to periodically review the financial status of the Company; review the Company’s compliance with certain debt instruments that may exist; make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; review and assess risk exposure related to the Company’s operations; monitor the funds for the Company’s benefit plans; and review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board. Each of the members of the Finance and Risk Management Committee, except John L. Adams, is an independent director under the NYSE listing standards. The Committee met four times during 2006.

Corporate Governance and Directors Nominating Committee
      The functions of the Corporate Governance and Directors Nominating Committee are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Corporate Governance and Directors Nominating Committee is an independent director under the NYSE listing standards. The Corporate Governance and Directors Nominating Committee met three times during 2006.
      In performing its annual review of director compensation, the Corporate Governance and Directors Nominating Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. In 2005, the Corporate Governance and Directors Nominating Committee retained the services of Pearl Meyer & Partners to provide a comparator group study of Board compensation. After a review of the consultant’s report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved a change in director compensation effective October 1, 2005. In 2006, the Company’s Vice President, Human Resources and Shared Services (the “VP of Human Resources”), in consultation with the Chairman of the Corporate Governance and Directors Nominating Committee, prepared a director compensation review of several relevant director compensation studies and a peer group of comparable sized companies. After a review of the report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved the current director compensation effective October 1, 2006.
      The Corporate Governance and Directors Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Directors Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Directors Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business and residence addresses of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Corporate Governance and Directors Nominating Committee, nominated by the Board and elected by the stockholders.

      The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.
      The Corporate Governance and Directors Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Directors Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.
      The Corporate Governance and Directors Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Corporate Governance and Directors Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.
      Once a person has been identified by the Corporate Governance and Directors Nominating Committee as a potential candidate, the Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Committee determines that additional consideration is warranted, the Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Corporate Governance and Directors Nominating Committee also seeks for the Board to be balanced as to its diversity, experience, skills and expertise. The Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Human Resources Committee
      The Human Resources Committee (the “HR Committee”) assists the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives; administers and makes or recommends awards under the Company’s incentive compensation and equity based plans; and reviews plans for management succession. The HR Committee annually evaluates the Chief Executive Officer’s leadership and performance. Each of the members of the HR Committee is an independent director under the NYSE listing standards. The HR Committee met five times during 2006.
      The HR Committee recommends the total compensation package for Mr. Timothy R. Wallace, who holds the positions of the Chairman, President and Chief Executive Officer (collectively referred to as the “CEO”) to Trinity’s independent directors for approval. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the Summary Compensation Table (collectively, along with the CEO, are referred to in this proxy statement as the “named executive officers”). The HR Committee hires from time to time nationally recognized compensation consultants to assist in the development of the executive compensation program, including Hewitt Associates; Pearl Meyer & Partners; and Longnecker & Associates (collectively, referred to as the “compensation consultants”). At least one of the compensation consultants participates in HR Committee meetings when executive compensation is reviewed and discussed. The services of the compensation consultants are used only in conjunction with executive and director compensation matters and the consultants are not retained by the Company for any other purposes.

      The CEO, the CFO, and the VP of Human Resources work with the HR Committee and the compensation consultants to develop the framework and design the plans for each of the components of compensation. The CEO and CFO recommend the financial performance measurements subject to HR Committee approval. The CFO certifies achievement of financial performance measures. The VP of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
      The HR Committee bases its consideration of each executive’s compensation on past and expected future performance in respect to specific financial, strategic, and operating objectives, the scope of each executive’s responsibilities within the Company, the executive’s value to the Company and competitive market survey data. The HR Committee also periodically considers the benefits of a supplemental retirement plan as a part of the total compensation of the CEO.
      The HR Committee annually reviews management’s assessment of the performance of the 25 highest paid executives of the Company and its subsidiaries. The review is conducted prior to the year in which any adjustment to the base salary becomes effective. Prior to the year in which an executive would earn an annual bonus, the HR Committee establishes an executive’s annual incentive compensation target as a percentage of base salary. Prior to the measurement period in which an executive would receive a long-term incentive award, the HR Committee establishes an executive’s target for long-term incentive compensation as a percent of base salary based on comparable Company market survey data, scope of an executive’s responsibilities, the executive’s tenure, their skill sets and their overall value to the Company.
Compensation Committee Interlocks and Insider Participation
      Craig J. Duchossois, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay and Diana S. Natalicio served on the HR Committee during the last completed fiscal year. Mr. Duchossois resigned as a director on March 7, 2006. None of the members of the HR Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2006.
      In 2001, a subsidiary of Trinity merged with Thrall Car Manufacturing Company (“Thrall”) pursuant to a Merger Agreement with the sole stockholder of Thrall, Thrall Car Management Company (“TCMC”). During the time Mr. Duchossois was a director of the Company he was a director, executive officer and had a pecuniary interest in TCMC by virtue of his direct or indirect equity ownership of TCMC. During 2006, TCMC paid Trinity $3,779,733 for warranty claims made pursuant to the Merger Agreement. Trinity has submitted additional warranty claims to TCMC pursuant to the Merger Agreement that are under review by TCMC. Pursuant to the terms of a registration rights agreement that was entered into as part of the Merger Agreement, during 2006 Trinity registered for sale 3,150,000 shares of common stock that were issued in connection with the Merger Agreement. Under terms of the Merger Agreement, TCMC was entitled to receive a performance payment from the Company of up to $45,000,000 if certain industry related delivery targets were met. A payment was made in February 2006 of $15,322,000, and a payment of $29,678,000 was made in February 2007.
Stockholder Communications with Directors
      The Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Jess T. Hay, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.
      All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
Independence of Former Directors
      Two former directors that served during a portion of 2006, Mr. Barry J. Galt and Mr. Craig J. Duchossois, had each been determined by the Board to be independent directors during the time of their service on the Board. In the case of Mr. Duchossois, the Board had considered the potential payments described under Compensation Committee Interlocks and Insider Participation to not be a bar to a determination of independence based on the advice of counsel and interpretations from the NYSE. The payment that occurred in February 2006 likely would have precluded him from being independent but he resigned as a director before the Board meeting that was scheduled to consider his independence.
PROPOSAL 1 — ELECTION OF DIRECTORS
      Our Board of Directors currently consists of ten members. Mr. Clifford J. Grum will be retiring from the Board at the Annual Meeting after 11 years of service on the Board. The Board has amended the Company’s Bylaws to reduce the size of the Board to nine directors effective upon Mr. Grum’s retirement at the Annual Meeting.
      Following a recommendation from the Corporate Governance and Directors Nominating Committee, each of the members of the Board of Directors (other than Mr. Clifford J. Grum, who is retiring) has been nominated by the Board for election at the Annual Meeting to hold office until the later of the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, Diana S. Natalicio and Timothy R. Wallace. Mr. Lajous was recommended to the Corporate Governance and Directors Nominating Committee by a non-management director and Mr. Adams by a non-management director and the CEO. The Board of Directors has determined that all of the director nominees other than Mr. Timothy R. Wallace and Mr. John L. Adams are “independent directors.” Mr. Wallace is our Chairman, President and Chief Executive Officer, and Mr. Adams served as a non-executive Vice Chairman within the last three years. Therefore, the Board of Directors has concluded that neither person is currently an independent director.
      Mr. Adams served as our Executive Vice President from January 1999 through June 2005, having previously served as one of our directors from December 1996 until joining us as Executive Vice President. Mr. Adams served us on a part-time basis pursuant to a retirement and transition agreement in the non-executive officer capacity as Vice Chairman from July 2005 until March 5, 2007 when we mutually agreed to terminate the agreement and he was appointed as a non-employee director on our board. Mr. Adams was treated as retiring early for the purpose of accelerating vesting of 33,750 shares of restricted stock and 40,800 stock options as of December 31, 2006 which would have otherwise vested on or before his normal retirement from the Company in August 2009. Before joining us, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas.
      The information provided below is biographical information about each of the nominees.
Nominees
      Timothy R. Wallace, 53. Director since 1992. Mr. Wallace is Chairman, President and Chief Executive Officer of the Company. Mr. Wallace is a director of MoneyGram International, Inc. which is a payment services and money transfer business.
      John L. Adams, 62. Director since 2007. Member of the Finance and Risk Management Committee. Mr. Adams served as Executive Vice President of the Company from January 1999 to June 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board in March of 2007. Mr. Adams is a director of Group 1 Automotive, Inc., a public company engaged in the ownership and operation of automotive dealerships and collision centers, and American Express Bank, Ltd., a wholly-owned subsidiary of American Express Company.
      Rhys J. Best, 60. Director since 2005. Member of the Finance and Risk Management Committee. Mr. Best began serving during 1999 as Chairman, President and CEO and is a director of Lone Star Technologies, Inc., a company engaged in oil field products, tubing products for heat-recovery applications, thermal heating services and couplings supplier. He is also a director of Crosstex Energy, L.P.
      David W. Biegler, 60. Director since 1992. Chairman of the Corporate Governance and Directors Nominating Committee and a member of the Audit Committee and Finance and Risk Management Committee. Mr. Biegler began serving during 2003 as Chairman of Estrella Energy L.P., a company engaged in natural gas transportation and processing. He retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corporation as President and Chief Operating Officer from 1997 until 2001. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation; Southwest Airlines, Inc., a major domestic airline; Animal Health International, a company engaged in selling and distributing animal health products; and Austin Industries, Inc., a civil, commercial and industrial construction company.
      Ronald J. Gafford, 57. Director since 1999. Chairman of the Human Resources Committee and a member of the Corporate Governance and Directors Nominating Committee. Mr. Gafford is President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial and industrial construction company. He is a director of Chaparral Steel Company.
      Ronald W. Haddock, 66. Director since 2005. Member of the Audit Committee and the Human Resources Committee. Mr. Haddock has been Executive Chairman, CEO and director of Prisma Energy International, a power generation, distribution and a natural gas distribution company since August 2003. He was President and CEO of FINA, Inc. from January, 1989 until his retirement in July 2000. He is a director of Alon Energy USA, Safety-Kleen, Inc. and Adea Solutions, Inc.
      Jess T. Hay, 76. Director since 1965. Chairman of the Finance and Risk Management Committee and a member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Hay is Chairman of HCB Enterprises, Inc., a private investment firm. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company formerly engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. Mr. Hay is a director of Viad Corp. which is a convention and event services, exhibit design and construction, and travel and recreational services company, and a director of MoneyGram International, Inc. which is a payment services and money transfer business.
      Adrian Lajous, 63. Director since December 2006. Member of the Audit Committee and Finance and Risk Management Committee. Mr. Lajous is Senior Energy Advisor, McKinsey & Company and President of Petrométrica, SC., an energy consulting company, since 2001. Mr. Lajous served Pemex in several capacities between 1982 and 1999, having served as Director General and CEO from 1994-1999. Mr. Lajous is Chairman of the Oxford Institute for Energy Studies and is a director of Schlumberger, Ltd. and Ternium, S.A.
      Diana S. Natalicio, 67. Director since 1996. Member of the Human Resources Committee. Dr. Natalicio is President of the University of Texas at El Paso. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President William J. Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — AMENDMENT OF CERTIFICATE OF
INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK
      At the Annual Meeting, stockholders will be asked to approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to increase the authorized number of shares of common stock from 100 million shares to 200 million shares (the “Increase in Authorized Capital Amendment”). On March 5, 2007, the Board of Directors adopted resolutions setting forth the Increase in Authorized Capital Amendment in the form of an amendment to Article IV of the Company’s Certificate of Incorporation, and has determined the Increase in Authorized Capital Amendment to be advisable and in the Company’s best interest.
      The following is the relevant text of Article IV of the Company’s Certificate of Incorporation, as proposed to be amended, with additions indicated with italicized text and deletions indicated by strike-through text:

“The total number of shares of stock which the corporation shall have authority to issue is ~~One Hundred and One Million Five Hundred Thousand (101,500,000)~~ Two Hundred and One Million and Five Hundred Thousand (201,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares shall be voting Preferred Stock without par value and ~~One Hundred Million (100,000,000)~~ Two Hundred Million (200,000,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share.”
      The purpose of the Increase in Authorized Capital Amendment is to increase the total authorized number of shares of common stock from 100 million shares to 200 million shares. The additional authorized shares may be used by the Company for business and financial purposes as determined by the Board of Directors from time to time to be necessary or desirable. We split our common stock three-for-two pursuant to a stock dividend in 2006. Although there is no current plan to declare any type of stock split or stock dividend, the additional authorized shares could be used in connection with such a transaction. Other possible business and financial uses for the additional shares of common stock include, without limitation, raising capital through the sale of common stock; acquiring other companies, businesses, products or services in exchange for shares of common stock; attracting and retaining employees by the issuance of additional securities under the Company’s various equity compensation plans; and other transactions and corporate purposes that the Board of Directors deems to be in the Company’s best interest. The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions.
      As of March 23, 2007, there were approximately 80,257,110 shares of common stock issued and outstanding. In addition, as of such date, approximately 1,893,811 shares were subject to outstanding equity compensation awards such as stock options (restricted stock awards are treated as outstanding shares) and an additional 2,916,880 shares were reserved for issuance in connection with future awards available for grant under the Company’s various, stockholder-approved, equity compensation plans. In June 2006, the Company issued $450 million of Convertible Subordinated Notes due 2036. Full conversion of the Notes would require 8,615,738 shares of common stock. However, upon conversion, we will pay only cash in settlement of the principal amount or conversion value thereof, and we will settle any amounts in excess of principal in cash or shares of our common stock at our option. Thus, the Company would anticipate issuing substantially fewer shares, if any, than those required for full conversion.
      Other than shares that may be issued under the equity compensation plans described above or pursuant to the Convertible Subordinated Notes, the Company has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes.
      Upon issuance, the additional shares of authorized common stock would have rights identical to the shares of common stock currently outstanding. Approval of the Increase in Authorized Capital Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Because the Company’s Certificate of Incorporation does not confer to the Company’s stockholders preemptive rights with respect to common stock, should the Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase these shares.
      The Increase in Authorized Capital Amendment could, under certain circumstances, have an anti-takeover effect, although it is not the Company’s intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Company to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The Increase in Authorized Capital Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company’s stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Increase in Authorized Capital Amendment may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.
      If the Increase in Authorized Capital Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur soon after the Annual Meeting.

The Board of Directors recommends that you vote FOR the Increase in Authorized Capital Amendment to the Company’s Certificate of Incorporation.
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
      The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007, subject to ratification of stockholders.
      The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants.
      Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Fees of Independent Registered Public Accounting Firm for Fiscal Years 2006 and 2005
      The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, and fees for other services rendered by Ernst & Young during those periods:

	2006	2005

Audit fees	$2,643,200	$2,413,500
Audit-related fees	109,249	34,500
Tax fees	529,714	—
All other fees	—	—
      Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees
      In fiscal years 2006 and 2005, audit fees includes fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, and consents included in other SEC filings.

Audit-Related Fees
      Audit-related fees include fees for accounting consultations, employee benefit plan audits and Sarbanes-Oxley consultations.

Tax Fees
      Tax fees in fiscal years 2006 and 2005 include fees for tax compliance, tax advice, tax planning and tax preparation of expatriate returns.

All Other Fees
      There were no fees for other services not included above.
      The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.
Report of the Audit Committee
      We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. Our Board of Directors has determined that three of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by our Board of Directors. A copy of the Charter is available free of charge on our website at www.trin.net under the heading “Investor Relations/ Governance” or by writing to Trinity Industries, Inc. 2525 Stemmons Freeway, Dallas, Texas 75207 c/o Vice President and Corporate Secretary.
      We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.
      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our Charter, our responsibilities include the monitoring and oversight of these processes.
      Consistent with our Charter responsibilities, we have met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended.
      The Company’s independent auditors have also provided to us the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

      Based upon our reviews and discussions with management and the independent auditors and our review of the representation of management and the report of the independent auditors to the Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Audit Committee

Clifford J. Grum, Chairman
David W. Biegler
Ronald W. Haddock
      Mr. Adrian Lajous was appointed to the Audit committee on March 5, 2007 and did not participate in the Audit Committee’s recommendation to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.
      The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Overview
      The Board of Directors has delegated to the HR Committee oversight of our executive compensation program. The HR Committee reviews and recommends to the Board the compensation for the CEO. The HR Committee reviews and approves the compensation of the CFO and the other named executive officers. For more information on the HR Committee, its members and its processes see “Corporate Governance — Human Resources Committee.” The HR Committee bases its consideration of each executive’s compensation on past and expected future performance in respect to specific financial, strategic, and operating objectives, the scope of each executive’s responsibilities within the Company, the executive’s value to the Company and competitive market survey data. The HR Committee generally strives for compensation for the named executive officers to be between the 50th and 75th percentile of compensation paid to executives in similar positions with companies comprising a compensation peer group.
      The CEO, the CFO and the VP of Human Resources work with the HR Committee and the compensation consultants of the HR Committee to develop the framework and design the plans for each of the components of compensation. The CEO and CFO recommend the financial performance measurements subject to HR Committee approval. The CFO certifies achievement of financial performance measures. The VP of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.
      The following discussion and analysis contains statements regarding future company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be considered as statements of our expectations or estimates of results or other guidance. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and narrative disclosure that follow the tables which set forth the compensation of our CEO and the other named executive officers.

Objectives of our Compensation Program
      The HR Committee’s primary objectives for the Company’s executive compensation program are to:

•	attract, motivate, and retain the key executives needed to enhance the profitability of the Company;

•	encourage the highest level of performance and accountability for the overall success of the Company;

•	provide an incentive for long-term value creation for our stockholders;

•	align compensation with short-term and long-term business objectives and strategies, financial targets and the core values of the Company; and

•	align compensation as appropriate with the cyclical nature of the Company’s businesses.

Design of our Compensation Program
      Our compensation program is intended to reinforce the importance of performance and accountability at both the individual and corporate levels. Our compensation program is designed to:

•	provide a reasonable balance between short-term and long-term compensation;

•	provide a reasonable mix of fixed and incentive-based compensation;

•	retain key executives through the cycles of our businesses;

•	be competitive with our compensation peer group; and

•	use equity-based awards, stock ownership guidelines and annual incentives that are linked to stockholder value.
      The HR Committee hires nationally recognized compensation consultants to assist in the development of our executive compensation program.
      In connection with establishing compensation for 2005, the HR Committee hired a nationally recognized compensation consultant to conduct a total compensation study that compared the Company’s executive compensation to a compensation peer group. The compensation peer group was comprised of 25 manufacturing and service companies of comparable size based on revenue, with executives in positions comparable in breadth, complexity, scope of responsibility and who potentially compete with the Company for executive talent. The compensation peer group consisted of the following 25 companies with median revenue of $2.4 billion: American Standard Companies, Inc., Avery Dennison Corporation, Ball Corporation, BJ Services Company, Briggs & Stratton Corporation, Burlington Northern Santa Fe Corporation, Chicago Bridge and Iron Company, Cooper Cameron Corporation, Cooper Industries, Inc., Dover Corporation, FlowServe Corporation, FMC Corporation, GATX Corporation, Hillenbrand Industries, Inc., Illinois Tool Works, Inc., ITT Industries, Inc., Kennametal Inc., Martin Marietta Materials, Inc., Milacron Inc., Parker Hannifin Corporation, Stewart & Stevenson Service, Inc., The Stanley Works, Temple-Inland, Inc., Texas Industries, Inc. and Vulcan Materials Company.
      In preparation for the 2006 executive compensation review, the HR Committee adjusted the 2005 compensation study results by 4% to reflect market changes after its compensation consultant advised there had been no significant changes in executive compensation trends and survey sources indicated that the total salary adjustments for manufacturing companies increased by 3.8%. This data was used as a reference point in establishing executive compensation for 2006.
      In establishing the compensation program for 2006, the HR Committee used tally sheets that set forth total compensation and benefits paid and potentially payable to each executive, including estimated pension benefits, equity holdings, and a range of possible payments in the event of a change in control. The impact on future retirement benefits and amounts subject to accrual under the deferred compensation plan are not specifically considered by the HR Committee when making changes in base salary or determining the potential amounts payable from annual incentive compensation.

      While there is no pre-established policy or target for the allocation between cash and non-cash, short-term and long-term, or fixed and incentive-based compensation, the Company’s compensation and benefits program generally reflects the following although the HR Committee may make variations to meets its objectives:
      Short-term versus Long-term Compensation. The HR Committee has established through practice that an executive’s maximum total potential short-term compensation should fall within a range of 45% to 65% of his or her total potential compensation. Short-term compensation consists of two primary components and is normally paid in cash:

•	base salaries and executive perquisites typically comprise 15% to 25% of total compensation; and

•	annual incentive compensation that ranges from 30% to 40% of total compensation.
      Long-term compensation is typically 35% to 55% of total compensation and is composed of three primary components:

•	retirement benefits;

•	deferred compensation; and

•	long-term incentive compensation that is typically paid with equity awards.
      Fixed versus incentive-based compensation. Incentive-based compensation is compensation that is based on achievement of measurable goals or has vesting requirements that may not be achieved. The named executive officers’ incentive-based compensation includes the following components:

•	annual incentives typically paid in cash; and

•	long-term incentives typically paid through equity awards.
      For the named executive officers, incentive-based compensation typically ranges from 60% to 70% of total compensation. The percent of compensation that is incentive-based increases as an executive’s scope of responsibilities increases or expands. The CEO has the highest percentage of incentive-based compensation.

Elements of Compensation

Base Salary
      In setting base salaries, the HR Committee considers a variety of factors including when available a market range — 25th through 75th percentile — of salaries of senior executives with similar positions and similar responsibilities at comparable companies as reflected in a survey provided by an independent consultant. The HR Committee establishes executive base salary based on the market survey data, past and expected future performance, and a review of operating results, organizational improvements, and scope of an executive’s responsibilities, including projected revenue and business operation complexity under an executive’s control. The base salaries for the last fiscal year for the named executive officers can be found in the “Summary Compensation Table.” The base salary of each of the named executive officers is within the compensation range established for each position, except for Mr. Stiles due to the difficulty associated with obtaining survey data that fully reflected the complexity of the businesses that he oversees. The base salary of Mr. Menzies was increased as of May 15, 2006 to compensate Mr. Menzies for his promotion to Group President of Trinity’s rail businesses.
      The base salary for Mr. Wallace was not changed for 2007. The HR Committee approved base salaries for the other named executive officers for 2007. The base salaries of Mr. Stiles and Mr. Menzies for 2007 were set at $520,000. Mr. McWhirter’s base salary was set at $425,000 and Mr. Graham’s salary was set at $437,000. The base salary of each of the named executive officers is within the compensation range established for each position, except for Mr. Graham due to the significant growth we have experienced in the business that he leads.

Annual Incentive Compensation
      Annual incentive targets are established after considering comparable company market survey data, the scope of an executive’s responsibilities, and an executive’s tenure, skill set and value to us. The HR Committee also establishes a maximum incentive compensation payout stated as a percentage of each executive’s base salary. Annual incentive compensation is normally paid out in cash because it is an award that recognizes current performance.
      Due to the highly cyclical nature of our businesses, the HR Committee may adjust, from year to year, the performance criteria or other elements of an executive’s annual incentive. During cyclical growth years in which we have the potential to substantially improve the Company’s financial performance, the HR Committee may elect to provide the named executive officers and other select key executives with the opportunity to earn additional incentive income for achievement of measurable financial results beyond the normal cap placed on the basic annual incentive payout. This additional component of the annual incentive is referred to as the Exceptional Performance Incentive Program (“EPIP”). The HR Committee initiated the EPIP in 2005 and extended its use in 2006 and 2007. Trinity’s revenues grew by 32% in 2005 and 19% in 2006 while improving the operating results from $83.1 million in net income during 2005 to $230.1 million net income for 2006. During cyclical down years, the Company’s annual incentive plan may contain elements designed to focus management on other performance criteria.
      For 2006, the maximum annual incentive compensation payout including EPIP was 246% of the CEO’s base salary as established by the Board and 166% of base salary for each of the other named executive officers as established by the HR Committee. The Company made $1.13 diluted earnings per share in 2005 and in January of 2006 the annual incentive EPIP payout ranges were established based on the performance goal of $2.19 diluted earnings per share, a 94% increase. No discretion was exercised in determining the amounts payable.
      The annual incentives for 2006 for the named executive officers were tied to financial performance goals set by the HR Committee at the beginning of the year. The table below shows the percent allocated to each of the financial measurements for the CEO and named executive officers. The allocations are more heavily weighted towards current year profitability to better reflect the growing earnings for the Company during this cyclical upswing. The HR Committee allocates a lesser portion of the incentive to return metrics to ensure that management focuses on the proper allocation of capital within the Company and its various businesses.
Percentage Allocated to Company Financial Goals for 2006 Annual Incentive

	Mr.	Mr.	Mr.	Mr.	Mr.
	Wallace	McWhirter	Stiles	Menzies	Graham

Corporate Earnings Per Share	70%	70%	25%	25%	25%
Return on Capital Employed — manufacturing businesses	30%	30%
Business Unit Specific Financial Metrics			75%	75%	75%
      After the Company’s annual financial results have been audited, the HR Committee reviews and approves annual incentive awards. The Company retains the exclusive right to modify the level of participation under the Program for significant changes in job responsibilities and reduce an executive’s incentive compensation on a discretionary basis for failure to meet performance expectations.
      The HR Committee established the annual incentive performance goals for 2007 based on specific, measurable improvement from the Company’s 2006 diluted earnings per share from continuing operations. The goals range from threshold at 5% to maximum at 25% improvement from 2006 diluted earnings per share. To achieve target, diluted earnings per share must improve by 15% from 2006 diluted earnings per share.

Long-Term Incentive Compensation
      Long-term incentives are a key part of our executive compensation package and are provided through the stockholder-approved stock option and incentive plan. Long-term incentive compensation is designed to attract, develop and retain strong management through stock ownership, and to encourage key employees to look beyond the annual planning horizon for ways to improve the Company, strategically position the businesses and profitably grow the earnings; thereby aligning the Company’s employees’ interests with the interests of its stockholders. To meet these objectives we use three types of long-term incentives: (1) stock options; (2) time-based restricted stock; and (3) performance-based restricted stock.
      As part of the compensation program, the Board establishes a long-term incentive compensation target for the CEO and the HR Committee establishes a long-term incentive compensation target for the other named executive officers as a percentage of base salary. For 2006 and 2007, the long-term incentive compensation target was and will be 275% of the CEO’s base salary and 150% for each of the other named executive officers.
      The HR Committee’s practice is to make the awards on the date of the Company’s annual meeting and after the first quarter financial results have been disclosed. Prior to making the awards, the HR Committee confirms there is no pending undisclosed material information.

• Stock Options
      For 2006, the HR Committee initially allocated 20% of an executive’s long term incentive compensation to be awarded as stock options. As a result of the accounting rule change associated with expensing stock options (SFAS 123R), the HR Committee reevaluated the issuance of options. The HR Committee considered the cost of the options relative to the perceived value by the Company executives and chose not to issue options for 2006. The 20% allocation was not reallocated to another method of compensation as the HR Committee and Management determined the amount awarded as long term compensation was adequate to meet the HR Committee’s compensation objectives and philosophy for the year.

• Time-Based Restricted Stock
      The HR Committee considers time-based restricted stock as an important means to retain executives while also providing an incentive to grow the value of the Company and further align the interest of the executives with the stockholders. For 2006, after a review of the named executive officers’ contributions to the long-term value of the Company and the financial performance of the Company for the prior year, the HR Committee awarded within a range of 14% to 39% of each of the named executive officers’ long-term incentive compensation target as time-based restricted stock that vests one third each year after the first, third and fifth years following the grant. For 2007, the HR Committee will consider awarding up to 40% of the named executive officers’ long-term incentive compensation target as time-based restricted stock.
      Upon the successful completion of Mr. McWhirter’s first year as the Company’s CFO, the HR Committee made a special award of 22,500 restricted shares. The shares vest on retirement, or earlier on death, disability or change in control or consent of the HR Committee after three years from the date of grant. The HR Committee granted the shares to increase Mr. McWhirter’s equity ownership and to recognize his contributions to the Company during his first year as CFO of the Company. Additionally, the extended time-vesting represents an economical method for the Company to provide an incentive for retention and supplement retirement as Mr. McWhirter is not a participant in the Company’s Supplemental Retirement Plan.

• Performance-Based Restricted Stock
      After a review of the named executive officers’ contributions to the long-term value of the Company and the financial performance of the Company for the prior year, the HR Committee awarded 60% of each of the named executive officers’ long-term incentive compensation target as performance-based restricted stock that vests one third each year after the first, third and fifth years following the grant. The grants were based on

Company financial performance for 2005 of $1.13 diluted earnings per share which mirrored the financial performance goals for the annual incentive.
      During 2006, we began to phase in a three year performance-based restricted stock program. The HR Committee has determined that a portion of the long term incentive compensation in future years may be awarded as restricted stock if certain performance goals are met. If the performance goals are not met, then the shares will not be awarded. If the shares are awarded they will be subject to a vesting period and the awards in 2007 will be disclosed in our proxy statement next year.
      The HR Committee has determined that an amount equal to 60% of the long term compensation target in effect for 2006 for each named executive officer is the target for the award of performance-based restricted stock in 2007, 2008, and 2009. The HR Committee has established that an amount equal to 75% of the long term compensation target will be in effect for 2010 for each named executive officer. This movement from 60% to 75% reflects the HR Committee’s desire to place more compensation at risk and appropriately reward improved performance.
      The program includes a cumulative 3-year measurement window in which the Company’s financial performance goals have been pre-determined by the HR Committee. The program will be phased in with measurement periods as follows:

•	for the award that may be made in 2007, the performance measurement period will be fiscal year 2006;

•	for the award that may be made in 2008, the performance measurement period will be the cumulative of 2006 and 2007;

•	for the award that may be made in 2009, the performance measurement period will be the cumulative of 2006, 2007 and 2008; and

•	for the award that may be made in 2010, the performance measurement period will be the cumulative of 2007, 2008 and 2009.
      The HR Committee will consider awarding the performance-based long term incentives if the Company achieves its pre-established performance goals that are based on growth in earnings per share and return on equity. The earnings per share goal, as compared to prior year target, ranges from 13% to 55% improvement on average over the measurement period. The return on equity goal, as compared to prior year target, ranges from 9% to 26% improvement on average over the measurement period. The goals range from a threshold of 70% to 200% of the target grant. The earnings per share threshold represents 70% of the target grant. The return on equity threshold represents 80% of the target grant. The potential award in 2007 will be made based on the formula that calculates to 200% of target. The HR Committee retains the right to not make or reduce the award in 2007 even if the pre-established goals are achieved. The HR Committee also maintains the right to issue the awards in cash or other forms of compensation with a subsequent vesting period.

Recoupment on Restatement
      The Board of Directors has adopted a Company policy that allows payouts to be ratably recouped under annual- and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Executive Perquisite Allowance
      The objective of our Executive Perquisite Plan is to provide additional elements of compensation that help retain key executives and provide certain benefits that help our executives to be more secure and safe, healthier, more visible in the community, and free of personal distractions that may affect the time they can devote to our business. The perquisite allowance will fluctuate from year to year depending upon our earnings but it is not expected to exceed the current level of 10% of base salary.

      Additional information on the value of perquisites offered to each named executive officer in 2006 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Post-employment Benefits
      Our retirement, savings and deferred compensation plans are designed to provide some assurance that executives are financially prepared to transition from active employment. The HR Committee believes that these plans assist in recruiting and retaining senior executives. Each of the plans is discussed in the Compensation of Executives section. The Company’s retirement, savings and deferred compensation plans consist of the following:

•	Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of our employees, including the named executive officers. Mr. Graham elected to freeze his benefits under the Standard Pension Plan effective January 1, 2005 and participate in the enhanced feature of our 401(k) plan. Earnings are capped by the Internal Revenue Code (the “Code”) for those defined as “highly compensated employees”.

•	Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — an unfunded pension plan that provides annual retirement benefits that are denied under the Standard Pension Plan because of compliance with the Code. Mr. Wallace is the only named executive officer that participates in the Supplemental Retirement Plan.

•	Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) plan”) — a voluntary, tax qualified, defined contribution plan that covers most of our employees, including the named executive officers, that includes a Company match for a portion of the employee’s contribution. An enhanced feature to the plan provides for a Company contribution for employees that do not participate in the pension plan up to 3% of an employee’s base salary, depending upon years of service, as an annual retirement contribution. Mr. Graham is the only named executive officer that participates in the enhanced feature of the 401(k) plan.

•	Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•	2005 Deferred Compensation Plan and Agreement (the “Deferred Compensation Plan”) — a plan to encourage the retention of strategically important executives focused on continuous improvement and growth of the Company and in recognition of their contribution to the Company and in the case of Messrs. McWhirter, Stiles, Menzies and Graham to provide benefits on retirement in lieu of participation in the Supplemental Retirement Plan.

Change in Control Agreements
      The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). We consider the compensation that would be payable under the agreement upon termination following a change in control to be appropriate in light of the unique mix of the industries we are engaged in, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The change in control severance benefits are discussed in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.”

Welfare Benefits
      The Company-supported medical plan, life insurance and long-term disability plan, and employee-paid dental, cancer-specific insurance, and optional life insurance are substantially similar for all full-time employees.

Limitation on Deductibility of Executive Compensation
      Section 162(m) of the Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance based” compensation is not subject to the limitations on deductibility and the HR Committee strives to structure compensation so as to qualify for deductibility. The HR Committee will continue to monitor future deductibility options. However, the HR Committee may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Stock Ownership Guidelines
      Stock ownership guidelines have been adopted that require the CEO to maintain ownership of Company stock valued at five times base salary, the other named executive officers at three times base salary and the Board at three times annual retainer. Stock ownership is defined as stock owned without restrictions; restricted shares that vest at retirement; shares or share equivalents held in a qualified or non-qualified profit sharing plan; shares or units granted on which restrictions remain; and equivalent shares determined from vested, in-the-money stock options. The named executive officers are all in compliance with the guidelines.

Conclusion
      The HR Committee believes the executive officer compensation program provides appropriate incentives to executive officers to achieve strong financial performance and aligns with stockholder interests. The compensation philosophy and programs outlined above continue to direct the efforts of our executive officers in driving the Company’s future growth and success.
Compensation Committee Report
      We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Ronald J. Gafford, Chairman
Ronald W. Haddock
Jess T. Hay
Diana S. Natalicio

Compensation of Executives

Summary Compensation Table
      The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation program.
      The Summary Compensation Table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.
Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Timothy R. Wallace	2006	$950,000	$2,378,140	$399,457	$2,343,365	$476,175	$521,742	$7,068,879
Chairman, President & Chief Executive Officer
William A. McWhirter	2006	370,000	528,583	74,344	616,679	8,606	143,707	1,741,919
Senior Vice President and Chief Financial Officer
Mark W. Stiles	2006	490,000	678,950	113,951	816,683	26,655	189,027	2,315,266
Senior Vice President and Group President
D. Stephen Menzies	2006	482,500	530,055	89,095	804,183	12,109	218,548	2,136,490
Senior Vice President and Group President
Martin Graham	2006	420,000	404,694	60,568	700,014	3,871	191,792	1,780,939
President Trinity Freightcar

(1)	For Messrs. Wallace, McWhirter, Stiles and Graham, $41,800; $8,140; $10,780 and $115,500, respectively, of the above amount was deferred pursuant to the Supplemental Plan and is reported in the Nonqualified Deferred Compensation Table.

(2)	Stock and option awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Statement of Financial Accounting Standard (“SFAS”) 123R, Share-Based Payment, and includes awards granted in prior periods. No options were awarded to the named executive officers in 2006. Our policy and assumptions made in the valuation of share-based payments are contained in notes 1 and 16 of Item 8 of the Annual Report on Form 10-K.

(3)	Non-equity incentive plan compensation represents cash awards earned during 2006 under the Company’s Calendar Year 2006 Incentive Compensation Program based on goal achievements. For Mr. Wallace $117,168, Mr. Menzies $80,418, and Graham $630,013 of the above amount was deferred pursuant to the Supplemental Plan and is reported in the Nonqualified Deferred Compensation Table.

(4)	This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. For Mr. Wallace, $467,000 of this column represents the aggregate change in pension values during 2006 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan and $9,175 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For Messrs. McWhirter, Stiles, Menzies and Graham, the change in pension values were $6,000; $23,000; $9,000 and $1,000, respectively and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $2,606; $3,655; $3,109 and $2,871, respectively.

(5)	The following table is a breakdown of all other compensation included in the Summary Compensation table for the named executive officers:
All Other Compensation

				Company
			Perquisites	Contributions
		Executive	and Other	to Defined	Deferred	Total All
		Perquisite	Personal	Contribution	Compensation	Other
Name	Year	Plan(1)	Benefits(2)	Plans(3)	Plan(4)	Compensation

Timothy R. Wallace	2006	$95,000	$19,301	$78,104	$329,337	$521,742
William A. McWhirter	2006	37,000	—	8,039	98,668	143,707
Mark W. Stiles	2006	49,000	—	9,359	130,668	189,027
D. Stephen Menzies	2006	48,250	37,661	3,969	128,668	218,548
Martin Graham	2006	42,000	—	37,791	112,001	191,792

(1)	Represents the amounts payable pursuant to the Executive Perquisites Plan for the annual perquisite allowance.

(2)	For Mr. Wallace includes personal use of the Company’s aircraft, automobile maintenance service, personal use of administrative staff, personal use of our courier and assistance from our information technologies personnel with his personal computer at his residence. For Mr. Menzies includes $34,757 for reimbursement of commuting expenses and the remainder is for spousal travel and related expenses, and automobile maintenance service.

(3)	Represents for each of the named executive officers the Company match under the Company’s 401(k) plan. Includes matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $74,135, McWhirter $4,070, Stiles $5,390 and Graham $27,222. For Mr. Graham also includes the Company’s match under an enhancement to the 401(k) plan for employees who elect to participate in the enhanced feature of the 401(k) plan rather than the Standard Pension Plan.

(4)	Represents an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan. These amounts are also included in the “Nonqualified Deferred Compensation Table.” The Deferred Compensation Plan is discussed following that table.

Grants of Plan-Based Awards
      The following table summarizes the 2006 grants of equity and non-equity plan-based awards.
Grants of Plan-Based Awards Table

								All Other
		Estimated Possible Payouts and			Estimated Future Payouts			Stock Awards
		Future Payouts Under Non-Equity			Under Equity Incentive Plan			Number of	Grant Date
		Incentive Plan Awards(2)			Awards(3)			Shares of	Fair Value
								Stock or	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)

Timothy R. Wallace
2006 Annual Incentive Plan		$53,200	$1,330,000	$2,343,365
2007 Annual Incentive Plan		427,500	855,000	2,280,000
2006 Equity Awards	05/15/06					44,550		18,450	$2,904,300
William A. McWhirter
2006 Annual Incentive Plan		11,840	296,000	616,679
2007 Annual Incentive Plan		127,500	255,000	765,000
2006 Equity Awards	01/18/06							22,500	668,401
2006 Equity Awards	05/15/06					9,050		7,450	760,650
Mark W. Stiles
2006 Annual Incentive Plan		13,068	392,000	816,683
2007 Annual Incentive Plan		156,000	312,000	936,000
2006 Equity Awards	05/15/06					12,690		3,810	760,650
D. Stephen Menzies
2006 Annual Incentive Plan		7,720	386,000	804,183
2007 Annual Incentive Plan		156,000	312,000	936,000
2006 Equity Awards	05/15/06					10,800		5,700	760,650
Martin Graham
2006 Annual Incentive Plan		11,201	336,000	700,014
2007 Annual Incentive Plan		131,100	262,200	721,050
2006 Equity Awards	05/15/06					9,990		6,510	760,650

(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.

(2)	Represents the potential amounts payable in 2007 under the Company’s Calendar Year 2006 Incentive Compensation Program for attainment of performance goals and potential amounts payable in 2008 under the 2007 Incentive Compensation Program for attainment of performance goals.

(3)	Represents the number of performance-based restricted shares that were awarded in May 2006 to each of the named executive officers as performance-based awards based on target financial performance in 2005. There was no threshold or maximum payout applicable to these awards. The shares vest as discussed below.

(4)	Represents the number of shares of restricted stock awarded in May 2006 to each of the named executive officers as time-based restricted stock based on the HR Committee’s evaluation of performance in 2005. The shares vest as discussed below.

(5)	The grant date fair value of the stock awards is calculated in accordance with SFAS 123R.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table
      The stock awards and the option awards described in the Summary Compensation Table are the dollar amounts reflected in our financial statements for 2006 and include awards made in prior periods. No options were awarded to the named executive officers in 2006.

      The stock awards in May 2006 to the named executive officers were grants of restricted stock pursuant to our Stock Option and Incentive Plan that vest one third after the first, third and fifth years or earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant. The awards are forfeited if termination of employment occurs prior to vesting. The awards were made as long term compensation based on 2005 financial performance of $1.13 diluted earnings per share and the HR Committee’s evaluation of each executive’s overall performance during 2005. The holder of the shares is entitled to vote the shares and dividend equivalents are paid on the restricted stock at the same rate as dividends are paid on the Common Stock.
      The award of restricted stock to Mr. McWhirter in January 2006 was for retention purposes and in recognition of his development during the first year as CFO of the Company and the shares do not vest until retirement, or earlier on death, disability, or change in control or consent of the HR Committee after three years from the date of grant. Termination of employment before vesting will cause forfeiture of the shares.
      The non-equity incentive plan awards for 2006 to the named executive officers were pursuant to our Calendar Year 2006 Incentive Compensation Program and represent performance goal achievement based on the Company’s 2006 diluted earnings per share of $2.90 and return on capital employed of 31% for our manufacturing business as well as certain business unit financial metrics for the operating units.
      The estimates for future payouts under the 2007 Annual Incentive Plan represent potential payments of annual incentive compensation for 2007. The HR Committee established the annual incentive performance goals for 2007 based on specific, measurable improvement from the Company’s 2006 diluted earnings per share from continuing operations. The goals range from threshold at 5% to maximum at 25% improvement from 2006 diluted earnings per share. To achieve target, diluted earnings per share must improve by 15% from 2006 diluted earnings per share.
      We have an Executive Perquisite Plan that in 2006 provided to the named executive officers an allowance of 10% of base pay in lieu of providing company furnished vehicles, club memberships and similar perquisites. The perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel and the value attributed to such personal use is calculated using the aggregate incremental cost method. We have been paying commuting expenses for Mr. Menzies between Chicago, Illinois and Dallas, Texas.
      We have a 401(k) plan that permits employees to elect to set aside up to 14 percent of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50 percent of no more than six percent of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) plan, the Company contributes up to an additional three percent of the employee’s base pay (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) plan as an Annual Retirement Contribution. Mr. Graham is the only named executive officer participating in the enhanced portion of the 401(k) plan. Matching contributions under the Supplemental Plan are discussed under Deferred Compensation.
      The change in pension value for Mr. Wallace is primarily a result of an increase in the five year average compensation under the Supplemental Retirement Plan created by elimination of a year of low annual incentive compensation during a down cycle period.
      Base salary, the executive perquisite allowance and annual incentive compensation in 2006 represented from 45% to 65% of the named executive officers’ total compensation as reflected in the Summary Compensation Table.

Outstanding Equity Awards at Year-End
      The following tables summarize the total outstanding equity awards as of December 31, 2006, for each named executive officer, as well as the number of option awards exercised and restricted stock awards and restricted stock unit awards vested during 2006. The market value of the stock awards was based on the closing price of the common stock as of December 29, 2006, which was $35.20. The unvested stock awards includes the grants of equity awards made in 2006 which are also disclosed in the Grants of Plan-Based Awards Table, all of which were unvested at the end of the fiscal year.
Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

	Number of		Number of				Market
	Securities		Securities			Number of	Value of
	Underlying		Underlying			Shares or	Shares or
	Unexercised		Unexercised			Units of	Units of
	Options		Options	Option		Stock That	Stock That
	(#)		(#)	Exercise	Option	Have Not	Have Not
				Price	Expiration	Vested	Vested
Name	Exercisable		Unexercisable(3)	($)	Date	(#)(4)	($)

Timothy R. Wallace	60,000	(1)	—	$35.33	03/12/08	564,936	$19,885,747
	80,250	(2)	—	26.21	12/07/08
	—		110,340	11.33	05/29/13
	—		61,650	18.94	05/10/14
	—		35,400	17.94	05/09/15
William A. McWhirter	1,500		—	35.33	03/12/08	132,225	4,654,320
	—		10,800	11.33	05/29/13
	—		13,499	18.94	05/10/14
	—		14,400	17.94	05/09/15
Mark W. Stiles	15,001		—	35.33	03/12/08	157,200	5,533,440
	18,000		—	26.21	12/07/08
	1,376		20,400	11.33	05/29/13
	5,611		16,830	18.94	05/10/14
	5,055		20,220	17.94	05/09/15

D. Stephen Menzies	8,250		16,500	11.33	05/29/13	116,850	4,113,120
	4,680		14,040	18.94	05/10/14
	4,305		17,220	17.94	05/09/15
Martin Graham	—		14,040	11.33	05/29/13	75,600	2,661,120
	—		8,999	18.94	05/10/14
	—		9,360	17.94	05/09/15

(1)	Includes 30,000 options held by a family partnership Mr. Wallace controls.

(2)	Includes 22,500 options held by a family partnership Mr. Wallace controls.

(3)	The following table provides the vesting date of the unvested stock options.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
Vesting Date	Wallace	McWhirter	Stiles	Menzies	Graham

05/09/07	8,850	3,600	5,055	4,305	2,340
05/10/07	20,550	4,500	5,610	4,680	3,000
05/29/07	55,170	5,400	10,200	8,250	7,020
05/09/08	8,850	3,600	5,055	4,305	2,340
05/10/08	20,550	4,499	5,610	4,680	2,999
05/29/08	55,170	5,400	10,200	8,250	7,020
05/09/09	8,850	3,600	5,055	4,305	2,340
05/10/09	20,550	4,500	5,610	4,680	3,000
05/09/10	8,850	3,600	5,055	4,305	2,340

(4)	The following table provides the vesting date of unvested stock awards.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
Vesting Date	Wallace	McWhirter	Stiles	Menzies	Graham

05/09/07	13,236	1,500	3,000	1,800	1,050
05/15/07	21,000	5,500	5,500	5,500	5,500
05/29/07	43,750	4,500	8,000	6,500	5,600
05/11/08	52,000	9,000	14,250	12,350	7,500
05/09/09	23,750	9,625	13,500	11,500	6,250
05/15/09	21,000	5,500	5,500	5,500	5,500
05/29/09	43,750	4,500	8,000	6,500	5,600
05/11/10	52,000	9,000	14,250	12,350	7,500
05/09/11	23,750	9,625	13,500	11,500	6,250
05/15/11	21,000	5,500	5,500	5,500	5,500
05/29/11	43,750	4,500	8,000	6,500	5,600
05/11/12	52,000	9,000	14,250	12,350	7,500
05/09/13	23,750	9,625	13,500	11,500	6,250
Career Shares(A)	130,200	44,850	30,450	7,500	—

(A)	Grants of Restricted Stock which will vest upon retirement unless accelerated as provided in the terms of the award.

Option Exercises and Stock Vested in 2006
      The following table summarizes for the named executive officers in 2006 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.
Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Timothy R. Wallace	651,887	$12,343,958	22,866	$961,746
William A. McWhirter	18,002	316,996	2,850	118,371
Mark W. Stiles	8,823	177,137	6,000	247,620
D. Stephen Menzies	—	—	1,800	83,304
Martin Graham	12,362	254,759	1,050	48,594

Pension Benefits
      The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and for Mr. Wallace the Supplemental Retirement Plan:
Pension Benefits Table

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During
		Service	Benefit	Last Fiscal
Name	Plan Name	(#)	($)(1)	Year ($)

Timothy R. Wallace	Standard Pension Plan	32	$318,000	—
	Supplemental Retirement Plan	32	2,269,000	—
William A. McWhirter	Standard Pension Plan	21	115,000	—
Mark W. Stiles	Standard Pension Plan	15	212,000	—
D. Stephen Menzies	Standard Pension Plan	5	44,000	—
Martin Graham(2)	Standard Pension Plan	3	34,000	—

(1)	The present value of the accumulated benefit is calculated in accordance with SFAS 87. Refer to footnote 12 of Item 8 of the Company’s Annual Report on Form 10-K for our policy and assumptions made in the valuation of this accumulated benefit.

(2)	Mr. Graham elected in 2005 to participate in the Company’s enhanced 401(k) plan and no longer accrues benefits under the Standard Pension Plan.
      The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the Summary Compensation Table. Other elements of compensation in the Summary Compensation Table are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 and 1/2 times base pay with more than 10 years of service. All of the named executive officers participate in the Standard Pension Plan; however, Mr. Graham elected to have his plan benefits frozen on January 1, 2005 in order to participate in the enhanced feature of the 401(k) plan.
      We have a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under our standard pension plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefits are payable from the general assets of the Company.

Nonqualified Deferred Compensation
      The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2006 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.
Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Last Fiscal
Name	Year(1)	Year(2)	Year(3)	Year End

Timothy R. Wallace	$158,968	$403,472	$46,493	$1,161,383
William A. McWhirter	8,140	102,738	12,993	247,228
Mark W. Stiles	10,780	136,058	14,511	300,226
D. Stephen Menzies	80,418	128,668	9,352	321,106
Martin Graham	745,513	139,223	24,367	1,063,094

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the Summary Compensation Table.

(2)	Includes an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan for Messrs. Wallace $329,337, McWhirter $98,668, Stiles $130,668, Menzies $128,668 and Graham $112,001 and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $74,135, McWhirter $4,070, Stiles $5,390 and Graham $27,222. These amounts are also included the Summary Compensation Table.

(3)	This column represents earnings in the Supplemental Plan and earnings in the Deferred Compensation Plan. For Messrs. Wallace, McWhirter, Stiles, and Graham, earnings in the Supplemental Plan were $18,894; $5,158; $3,520 and $15,733, respectively. For Messrs. Wallace, McWhirter, Stiles, Menzies and Graham, earnings in the Deferred Compensation Plan were $27,599; $7,835; $10,991; $9,352 and $8,634, respectively. The amounts reported in this table for the Deferred Compensation Plan are inclusive of above market earnings included in the Summary Compensation Table above. See note (4) to the Summary Compensation Table.

Deferred Compensation Discussion
      The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a Participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50%

by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund like deemed investments.
      If elected at the time of enrollment, Participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning 6 months after termination of employment in lump sum or annual installments from one to 20 years according to election of the Participant.
      Each named executive officer participates in the Deferred Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and incentive bonus is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (8 3/4% for 2006 and 7 3/4 % for 2007). The account is payable to the participant in a lump sum or annual installments from one to 20 years. Payments commence one year after termination and are subject to compliance with non-compete provisions for one year after termination and the participant must be available for consultation for one year after termination.
     Potential Payments Upon Termination or Change in Control
      Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by us, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2 and 1/2 times base salary for over 10 years of service. Our long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”
      Stock options and restricted stock held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability and in some cases retirement. Stock options and restricted stock also vest on a change in control.
      The following table provides the dollar value of accelerated vesting of stock options and restricted stock assuming each of the named executive officers had been terminated by death, disability or retirement on December 29, 2006 or a change in control occurred on December 29, 2006.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
	Wallace	McWhirter	Stiles	Menzies	Graham

Death
Stock Options	$4,968,469	$725,798	$1,482,709	$1,266,610	$642,966
Restricted Stock	19,885,747	4,654,320	5,533,440	4,113,120	2,661,120
Disability
Stock Options	4,968,469	725,798	1,482,709	1,266,610	642,966
Restricted Stock	19,885,747	4,654,320	5,533,440	4,113,120	2,661,120
Retirement
Stock Options	4,968,469	725,798	1,482,709	1,266,610	642,966
Restricted Stock	16,981,447	3,893,670	4,772,790	3,352,470	1,900,470
Change in Control
Stock Options	4,968,469	725,798	1,482,709	1,266,610	642,966
Restricted Stock	19,885,747	4,654,320	5,533,440	4,113,120	2,661,120
      The annual incentive compensation agreements also provide that in the event of a change in control, the named executive officers will be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control. Assuming a change in control occurred on December 29, 2006, Messrs. Wallace, McWhirter, Stiles, Menzies and Graham would have received $1,330,000, $296,000, $392,000, $386,000, and $336,000, respectively, for their 2006 annual incentive compensation.
      Each of the named executive officers has entered into an Executive Severance Agreement (the “Agreement”) with the Company that provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “Change in Control” of the Company (as defined in the Agreement).
      The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a Change in Control. The Agreements provide that if there is a Change in Control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for cause (as defined in the Agreement), or if the executive terminates his or her employment for good reason (as defined in the Agreement), then the Company will pay to such executive a lump sum equal to three times (i) the amount of the executive’s base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the Change in Control occurs.
      The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination, a lump sum equivalent to the value of an annuity payable at age 65 with 36 months of additional service without regard to limitations imposed by the Code, less the benefit actually accrued under the pension plan, and the right to surrender unexercised stock options and receive cash for the net realizable value of the options based on the highest price of the Common Stock within 180 days prior to the date of termination (the “Put Option”).
      The Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed.
      If each named executive officer’s employment had been terminated on December 29, 2006 under one of the circumstances described in the Agreement in connection with a Change in Control of the Company, the named executive officers would have received the following:

			Increase in
			Present
			Value of
	Cash	Continuation	Pension	Value of Put	Estimated
Name	Compensation(1)	of Benefits(2)	Benefits(3)	Option(4)	Gross-up(5)

Timothy R. Wallace	$7,172,259	$160,100	$2,942,000	$1,563,334	$6,589,720
William A. McWhirter	2,265,267	160,100	649,000	181,500	2,687,576
Mark W. Stiles	3,103,644	160,100	1,536,000	461,269	3,037,869
D. Stephen Menzies	3,049,902	160,100	422,000	293,777	2,437,847
Martin Graham	2,428,443	160,100	—	146,443	1,464,249

(1)	Cash lump sum equal to three times base salary, perquisite allowance and applicable bonus.

(2)	Estimated cost of continuation for 36 months of medical and life insurance benefits.

(3)	Cash lump sum payment for the increase in present value of pension benefits. Not applicable to Mr. Graham because he no longer accrues benefits under the Standard Pension Plan.

(4)	Value of Put Option is a calculation of any excess in the amount that would have been realizable from the exercise and sale of options using the highest closing price of the Company’s common stock during the 180 days preceding December 29, 2006 over the amount that would have been realizable from the exercise and sale of stock options on December 29, 2006.

(5)	Estimated gross up of federal, FICA, and excise taxes estimated pursuant to Internal Revenue Code Section 280 (G) using each named executive officer’s W-2 compensation from the Company over the last five years and estimated change in control compensation based on estimated cash payouts and accelerated equity values.

Director Compensation
      The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.
Director Compensation Table

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned		Deferred
	or Paid	Stock	Compensation	All Other
	in Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)

John L. Adams(6)	$—	$—	$—	$—	$—
Rhys J. Best	56,000	60,506	—	—	116,506
David W. Biegler	80,167	60,506	2,225	369	143,267
Craig J. Duchossois(6)	10,000	—	—	—	10,000
Ronald J. Gafford	69,125	60,506	10,000	786	140,417
Barry J. Galt(6)	14,167	—	—	—	14,167
Clifford J. Grum	85,083	60,506	—	874	146,463
Ronald W. Haddock	69,000	60,506	—	—	129,506
Jess T. Hay	73,000	60,506	—	2,500	136,006
Adrian Lajous(6)	3,966	—	—	—	3,966
Diana S. Natalicio	57,500	60,506	13,000	5,705	136,711

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.

(2)	Stock awards are for restricted stock units awarded in 2006 and the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R. Our policy and assumptions made in the valuation of share-based payments are contained in notes 1 and 16 of Item 8 of the Company’s Annual Report on Form 10-K. The amount reported represents seven months of amortization of the grant date fair value of the awards granted during 2006 for Messrs. Best, Biegler, Gafford, Grum, Haddock, Hay and Dr. Natalicio of $103,725 each. Mr. Lajous was granted an award dated December 14, 2006 with a grant date fair value of $106,204 and no dollar amount was recognized for financial reporting purposes in 2006.

(3)	Messrs. Best, Biegler, Gafford, Grum, Haddock, Hay, Lajous and Dr. Natalicio had restricted stock units totaling 3,750; 5,250; 5,250; 5,250; 3,750; 5,250; 2,800 and 5,250, respectively as of December 31, 2006. Messrs. Adams, Best, Biegler, Gafford, Grum, Haddock, Hay and Dr. Natalicio had stock options totaling 175,500; 3,750; 60,000; 26,250; 60,000; 3,750; 60,000 and 45,000, respectively as of December 31, 2006.

(4)	In 2005, the Board of Directors made amendments to the Directors Retirement Plan (the “DRP”) that was designed to discontinue the DRP. Before the addition of the two new directors in 2005, the DRP was amended to exclude new directors and in December 2005 it was amended to terminate the interest of each fully vested non-employee director as of December 15, 2005 and to make provision to terminate the interest of the remaining directors who were not fully vested. The basic benefit of the DRP before it was amended was a monthly payment for ten years upon retirement, disability or death equal to a percentage of the annual retainer in effect at termination of Board service. The percentage was based upon the number of years of service, starting with 50% after five years of service and increasing 10% for each year up to 100% after ten years. After completion of 10 years of service a lump-sum payment was made in 2006 to Dr. Natalicio of $306,216 calculated using the annual retainer of $40,000 per year in effect in December 2005 increased by 4% for each year remaining between December 15, 2005 and May 15 of the year following the director’s 72nd birthday and the ten years of payments as provided in the DRP were then discounted using a present value factor of five percent. Mr. Gafford is the remaining participating director who was not fully vested on December 15, 2005. He will receive a payout of benefits to the extent vested on the earlier of retirement, death, a change of control as defined by Section 409A of the Code or after ten years of service on the Board with payment calculated on the same basis as used for termination of the fully vested directors’ interest in the DRP, except that the date for calculation of the present value factor will be the date benefits are payable and not December 15, 2005. Includes for Mr. Biegler the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.

(5)	Includes dividend equivalents on stock units in director fee deferral plans and a $2,500 matching contribution by the Company in the name of Mr. Hay pursuant to the Company’s Matching Gifts to Education Program. The maximum annual contribution that may be matched under that Program is $2,500.

(6)	Mr. Adams joined the Board on March 5, 2007 and therefore did not receive any director compensation in 2006. Mr. Lajous joined the Board on December 14, 2006. Mr. Duchossois resigned from the Company’s Board of Directors on March 7, 2006 and Mr. Galt retired from the Company’s Board of Directors on May 14, 2006.

Director Compensation Discussion
      Effective October 1, 2006 each director of the Company who is not a compensated officer or employee of the Company receives cash compensation as follows:

•	Board member annual retainer of $50,000

•	Presiding Director — annual retainer of $5,000

•	Board meeting fee of $1,500 for each meeting attended

•	Audit Committee Chairman — annual retainer of $15,000

•	Member of the Audit Committee — $2,000 for each meeting attended

•	Human Resources Committee Chairman — annual retainer of $7,500

•	Chairman of other Board Committees — annual retainer of $5,000

•	Member of other Board Committees — $1,500 for each meeting attended
      The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $100,000 and will use a 12 month average share price as the basis for future awards. In May 2006 each director who was not also an executive officer of the Company was granted 2,250 restricted stock units, with dividend equivalents, that are convertible into 2,250 shares of common stock upon termination from the Board. Upon joining the Board in December 2006, Mr. Lajous was granted 2,800 restricted stock units.
      Directors may elect, pursuant to a 2005 Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (8 3/4% in 2006 and 7 3/4% in 2007) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

Transactions with Related Persons
      The Corporate Governance and Directors Nominating Committee has adopted a Policy and Procedures for the Review, Approval and Ratification of Related Person Transactions. In accordance with the written policy, the Corporate Governance and Directors Nominating Committee is responsible for the review, approval and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of our directors, executive officers, certain stockholders and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Corporate Governance and Directors Nominating Committee for review and consideration. Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.
      Employed family members of directors and executive officers with total compensation for 2006 in excess of $120,000 are as follows:

•	Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $724,711 for 2006, which includes base salary; bonus; matching contributions to defined contribution plans; perquisite allowance; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

•	Mr. W. Ray Wallace, father of Timothy R. Wallace, is employed by the Company to provide consultation to the CEO and the Board and also serves as an Advisory Director of the Company. His total compensation was $191,962 for 2006, which includes base salary; personal use of company aircraft; and other compensation.

•	Mr. Webb Spradley, son-in-law of Jess T. Hay, is employed by the Company in a non-executive officer capacity. His total compensation was $314,344 for 2006, which includes base salary; bonus; matching contributions to defined contribution plans; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

SECURITY OWNERSHIP
Security Ownership with Certain Beneficial Owners and Management
      The following table presents the beneficial ownership of our common stock as of March 15, 2007, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table and (iv) all of our directors and executive officer as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares.

	Amount and Nature of
	Ownership of		Percent of
Name and Address	Common Stock(1)		Class

Directors:
John L. Adams	254,556		*
Rhys J. Best	11,250		*
David W. Biegler	60,150		*
Ronald J. Gafford	31,500		*
Clifford J. Grum	83,865	(2)	*
Ronald W. Haddock	19,717		*
Jess T. Hay	71,250		*
Adrian Lajous	2,800		*
Diana S. Natalicio	55,500		*
Named Executive Officers:
Timothy R. Wallace	1,292,559	(3)	1.6%
William A. McWhirter	151,789		*
Mark W. Stiles	249,393		*
D. Stephen Menzies	175,340		*
Martin Graham	92,472		*
All Directors and Executive Officers as a Group (22 persons)	2,886,891		3.6%
Over 5% Owners:
First Pacific Advisors, LLC	5,317,550	(4)	6.6%
11400 West Olympic Blvd., Suite 1200 Los Angeles, CA 90064
Franklin Resources, Inc.	5,345,725	(5)	6.7%
One Franklin Parkway San Mateo, CA 94403-1906
Jeffrey L. Gendell	10,094,235	(6)	12.6%
55 Railroad Avenue Greenwich, CT 06830
Lord, Abbett & Co. LLC	4,697,388	(7)	5.9%
90 Hudson Street Jersey City, NJ 07302

*	Less than one percent (1%)

(1)	Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for (i) shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 15, 2007, or within 60 days thereafter as follows: Adams (150,500); Best (7,500); Biegler (57,750); Gafford (31,500); Graham (6,390); Grum

(65,250); Haddock (7,500); Hay (65,250); Lajous (2,800); McWhirter (9,600); Menzies (28,020); Natalicio (50,250); Stiles (58,708); Wallace (182,886) and all directors and executive officers as a group (798,893). Includes shares indirectly held through the Company’s 401(k) Plan as follows: McWhirter (648), Wallace (1,762) and all executive officers as a group (3,714) shares. Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 15, 2007, one executive officer had 11,560 shares in a margin account with outstanding credit lines or loans and one director had 3,075 shares pledged on a revolving line of credit.

(2)	Includes 4,500 shares owned by Deerfield Corporation of which Mr. Grum is an owner.

(3)	Includes 246,782 shares held indirectly by limited partnerships which Mr. Wallace controls.

(4)	First Pacific Advisors, LLC, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on Schedule 13G dated February 14, 2007, shared voting power over 1,860,350 shares and shared dispositive power over all 5,317,550 shares at December 31, 2006.

(5)	Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, reported to the SEC on Schedule 13G dated February 1, 2007, that Franklin Resources, Inc. and certain affiliates had sole voting power over 5,345,725 shares and sole dispositive power over 5,345,725 shares as of December 31, 2006.

(6)	Pursuant to a Form 4 filing on February 26, 2007, Jeffery L. Gendell is the managing member of Tontine Management, L.L.C. (“TM”), a Delaware limited liability company, the general partner of Tontine Partners, L.P. (“TP”), a Delaware limited partnership. Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), the investment adviser to Tontine Overseas Fund Ltd., a Cayman Island Corporation (“TO”) and certain separately managed accounts. Mr. Gendell directly owns 0 shares of the Common Stock. TM and TOA directly own 0 shares of Common Stock. TP directly owns 6,365,900 shares of Common Stock. TO owns 3,587,685 shares of Common Stock. The separately managed accounts directly own 140,650 shares of Common Stock. All of the foregoing shares of Common Stock may be deemed to be beneficially owned by Mr. Gendell; however, Mr. Gendell disclaims beneficial ownership of the Issuer’s securities reported herein for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended, or otherwise, except as to securities directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, and interest in the profits of, TM, TP, TOA, TO and the separately managed accounts.

(7)	Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302, reported to the SEC on Schedule 13G dated February 12, 2007, sole voting power over 4,470,408 and sole dispositive power over 4,697,388 shares as of December 31, 2006.

ADDITIONAL INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with the New York Stock Exchange and a copy of each report is furnished to the Company.
      Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2006, with the exception of Martin Graham’s original Form 3 which, when first timely filed on November 28, 2005, inadvertently omitted 753 shares (1,104 shares as a result of the three-for-two stock split effective May 26, 2006) and was not reflected in Forms 4 filed by Mr. Graham on December 16, 2005, May 9, 2006,

May 15, 2006, and September 13, 2006. Mr. Graham filed an amended Form 3 on October 30, 2006 correcting the omission.
Stockholder Proposals for the 2008 Proxy Statement
      Stockholders’ proposals to be presented at the 2008 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 6, 2007. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.
Director Nominations or Other Business for Presentation at the 2008 Annual Meeting
      Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 9, 2008, but no earlier than February 7, 2008, for the 2008 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.
      The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.
      See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Corporate Governance and Directors Nominating Committee for nomination by the Board.
Report on Form 10-K
      The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Michael G. Fortado, Vice President and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS
      Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

MICHAEL G. FORTADO
Vice President and Corporate Secretary
April 5, 2007

TRINITY INDUSTRIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — May 7, 2007
     The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Michael G. Fortado and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 7, 2007 at 9:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NAMED NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 and 3.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
TRINITY INDUSTRIES, INC.
May 7, 2007

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
▼ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ▼

THE DIRECTORS RECOMMEND VOTING “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of nine (9) Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O John L. Adams O Rhys J. Best O David W. Biegler O Ronald J. Gafford O Ronald W. Haddock O Jess T. Hay O Adrian Lajous O Diana S. Natalicio O Timothy R. Wallace

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Certificate of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000.	☐	☐	☐

3.	To approve ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2007.	☐	☐	☐

4.	In their discretion on such other matters as may properly come before the Meeting

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.